GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

March 4, 2009
German American Bancorp, Inc. Announces Plan to Offer $15 Million of 8% Subordinated Debentures due 2019 to Shareholders in a Rights Offering, and Its Decision To Decline to Participate in Treasury Department Capital Purchase Program

German American Bancorp, Inc. (NASDAQ: GABC) announced today that it plans to offer directly to its shareholders the opportunity to participate in a proposed new offering of $15 million principal amount of a new issue of subordinated debt securities.  The Company also announced that it has declined to participate in the U.S. Treasury Department's Capital Purchase Program.

The Rights Offering

The Company proposes to offer to its shareholders $15 million in principal amount of subordinated debt securities, at a price of 100% of their principal amount, in the form of subordinated debentures.  The debentures will bear interest at 8% per annum and will have a maturity date of approximately 10 years from the date of issuance.  The debentures, however, will be redeemable by the Company, at its option, approximately 3 years after issuance.  The Company expects that these debentures, upon issuance, will qualify for treatment as Tier 2 regulatory capital for purposes of demonstrating the Company's compliance with regulatory capital requirements applicable to bank holding companies.

The Company plans to make the offering of the debentures pursuant to non-transferable subscription rights that the Company plans to issue exclusively to its shareholders of record as of March 16, 2009, the record date for the rights offering.  Pursuant to these rights, shareholders will be eligible to purchase their pro rata portion of the debentures in denominations of a minimum principal amount of $10,000 amount (or in denominations that are multiples of $10,000).  The Company has filed a registration statement relating to this rights offering with the Securities and Exchange Commission, but the Company cannot proceed to commence the rights offering unless and until the Commission declares the registration statement effective.  The Company anticipates commencing the rights offering within the next 15 to 60 days, and that the rights offering will be completed approximately 35 days from the date that it is commenced.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The amount of subordinated debentures that will ultimately be issued and sold pursuant to the rights offering will depend upon shareholder interest in the offering, which in turn will depend in part upon future financial market conditions, interest rates, and other factors that prevail during the offering period. The Company therefore cannot predict whether all or substantially all of the $15 million of the contemplated offering will be issued and sold.  The Company has reserved the right to terminate the offering in its discretion for any reason, which it might do if there were insufficient interest in the offering, and also has reserved the right, at its sole option, to increase the offering (but not to exceed a total principal amount of $30million) in the event that demand for the subordinated debentures exceeds the stated $15 million offering.

Commenting on the proposed rights offering, Mark Schroeder, President & Chief Executive Officer, said, "German American has no immediate need for additional capital, as we achieved record net income in 2008, and our Company continues to be well-capitalized under all applicable banking agency regulatory standards.  Raising additional regulatory capital now, however, will further strengthen our capital base, and serve as additional protection from any impact of the current economic downturn.  Additionally, we believe our markets will present additional loan opportunities to us in the future, and that additional capital will provide us with the ability to make these additional loans while remaining a well-capitalized institution for bank regulatory purposes.”

The Company plans to schedule a series of shareholder informational meetings in the coming weeks to explain the shareholder rights offering and to respond to shareholders’ questions regarding how to participate in the offering.  Details of these informational meetings will be included in the prospectus mailing that shareholders will be receiving in connection with the rights offering.

The Capital Purchase Program Declination

The Company also announced that it has declined to participate in the United States Treasury Department’s Capital Purchase Program (CPP). Under the CPP, participating banking institutions sell preferred stock and issue common stock warrants to the U.S. Treasury.  The CPP was created by the U.S. Treasury under authority provided in the Emergency Economic Stabilization Act of 2008.  On Monday, October 20, 2008, former U.S. Treasury Secretary Paulson stated: "This program is designed to attract broad participation by healthy institutions and to do so in a way that attracts private capital to them as well."  In November 2008, the Company applied to participate in the CPP, and in late January, 2009, the Company received preliminary Treasury Department approval for the purchase by the Treasury Department of approximately $25 million of preferred stock of the Company plus warrants to purchase shares of the Company's common stock.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Regarding the Company’s decision to not participate in the CPP, Mr. Schroeder stated, “Although we are gratified to have been approved for the CPP, we believe the proposed subordinated debt offering is a better option for our shareholders, and that it is therefore in the best interests of our shareholders to decline participation in the CPP.  The CPP's restrictions on possible future dividend increases, the dilution that could result from the associated warrants, and the uncertainty surrounding some details of the program, represented, in the view of our Board of Directors, unnecessary burdens and risks for the Company and its shareholders.  Additionally, the interest that will be payable on the subordinated debentures will be tax-deductible to the Company, resulting in an effective after-tax financing rate to us that is comparable to the initial, non-deductible dividend rate that would have been applicable if the Company had elected to sell preferred shares under the CPP.  Under our proposed rights offering, it is our own shareholders who will have the opportunity to provide us with additional regulatory capital, not the federal government."

About German American Bancorp, Inc.

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on the NASDAQ Global Select Market under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with seven branch offices throughout its market area.

*****

German American Bancorp, Inc., has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (and any updates thereto) and other documents German American Bancorp, Inc., has filed with the SEC for more complete information about German American Bancorp, Inc., and this offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov.  Alternatively, German American Bancorp, Inc., will arrange to send to you the prospectus if you request it by calling German American Bancorp, Inc.'s Shareholder Relations office toll-free at 1-800-482-1314

The subordinated debentures are not deposits at, or other obligations of, a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Company (FDIC).

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

*****

Forward Looking Statements

German American’s statements in this press release regarding its plans to raise $15 million of additional capital through a rights offering to its shareholders; its expectation that the new debentures (when and if issued) will constitute Tier 2 regulatory capital; and its expectations concerning future opportunities in its market area for additional loans and its expectation that additional capital will position it to make additional loans, are all "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. As disclosed in this press release, the making of the rights offering is subject to the registration statement being declared effective on a timely basis by the Commission under the Securities Act of 1933, and (assuming the Commission does timely declare the Registration Statement to be effective and the offer is timely made) the amount of debentures that might ultimately be issued and sold pursuant to the rights offering will be a function of shareholder demand for the debentures;  it is possible that substantially more, or substantially less, than the stated offering of $15 million of debentures will ultimately be issued pursuant to the rights offering.  Other factors which could cause actual results and experience to differ from the other results and expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities including possible future sales or repurchases or redemptions by the Company of debt or equity securities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.